PURCHASE AGREEMENT
                 Marie Callender Pie Shops, Inc.
                         Gresham, Oregon

This AGREEMENT, entered into effective as of the 2nd of April, 2002.

l. PARTIES. Seller is AEI Real Estate Fund 85-A Limited Partnership which owns an undivided 59.8020% interest in the fee title to that certain real property legally described in the attached Exhibit "A" (the "Entire Property"). Buyer is Giovanna Lukes Rendall ("Buyer"). Seller wishes to sell and Buyer wishes to buy a portion as Tenant in Common of Seller's interest in the Entire Property.

2. PROPERTY. The Property to be sold to Buyer in this transaction
consists    of   an   undivided   16.7763   percentage   interest
(hereinafter, simply the "Property") as Tenant in Common in the Entire Property.

3. PURCHASE PRICE . The purchase price for this percentage interest in the Entire Property is $340,000 all cash.

4. TERMS. The purchase price for the Property will be paid by Buyer as follows:

(a) Buyer will deposit the purchase price, $340,000 into escrow in sufficient time to allow escrow to close on the closing date.

5. CLOSING DATE.  Escrow shall close on or before March 29, 2002.

6. DUE DILIGENCE. Buyer will have until the expiration of the fifth business day (The "Review Period") after delivery of each of following items, to be supplied by Seller, to conduct all of its inspections and due diligence and satisfy itself regarding each item, the Property, and this transaction. Buyer agrees to indemnify and hold Seller harmless for any loss or damage to the Entire Property or persons caused by Buyer or its agents arising out of such physical inspections of the Entire Property.

(a) A copy of a title insurance commitment for an Owner's Title insurance policy (see paragraph 8 below).

(b) A copy of a Certificate of Occupancy or other such document certifying completion and granting permission to permanently occupy the improvements on the Entire Property as are in Seller's possession.

(c) A copy of an "as built" survey of the Entire Property done concurrent with Seller's acquisition of the Property, upon request.

(d) Lease (as further set forth in paragraph 11(a) below) of the Entire Property showing occupancy date, lease expiration date, rent, and Guarantys, if any, accompanied by such tenant financial



Buyer Initial: /s/ GRJ  /s/ ALR
Purchase Agreement for Marie Callender Pie Shops, Inc., Gresham, OR



statements as may have been provided most recently to Seller by the Tenant and/or Guarantors.

     It is a contingency upon Seller's obligations hereunder that two (2) copies of the Co-Tenancy Agreement in the form attached hereto duly executed by Buyer and AEI Real Estate Fund 85-A Limited Partnership and dated on the escrow closing date be delivered to the Seller on the closing date.

      Buyer may cancel this agreement for ANY REASON in its sole discretion by delivering a cancellation notice, return receipt requested, to Seller and escrow holder before the expiration of the Review Period. Such notice shall be deemed effective only upon receipt by Seller.

      If Buyer cancels this Agreement as permitted under this Section, except for any escrow cancellation fees and any liabilities under the first paragraph of section 6 of this agreement (which will survive), Buyer (after execution of such documents reasonably requested by Seller to evidence the termination hereof) will have absolutely no rights, claims or interest of any type in connection with the Property or this transaction, regardless of any alleged conduct by Seller or anyone else.

      Unless this Agreement is canceled by Buyer pursuant to the terms hereof, if Buyer fails to pay the Purchase Price, Buyer irrevocably will be deemed to be in default under this Agreement. Seller may, at its option, declare this Agreement null and void, in which event Buyer will be deemed to have canceled this Agreement and relinquish all rights in and to the Property or Seller may exercise its rights under Section 14 hereof. If this Agreement is not canceled and the Purchase Price is paid when required, all of Buyer's conditions and contingencies will be deemed satisfied.

7. ESCROW. Escrow shall be opened by Seller upon acceptance of this Agreement by both parties. The escrow holder will be a nationally-recognized escrow company selected by Seller. A copy of this Agreement will be delivered to the escrow holder and will serve as escrow instructions together with the escrow holder's standard instructions and any additional instructions required by the escrow holder to clarify its rights and duties (and the parties agree to sign these additional instructions). If there is any conflict between these other instructions and this Agreement, this Agreement will control.

8. TITLE. Closing will be conditioned on the agreement of a title company selected by Seller to issue an Owner's policy of title insurance, dated as of the close of escrow, in an amount equal to the purchase price, insuring that Buyer will own insurable title to the Property subject only to: the title company's standard exceptions; current real property taxes and assessments; survey exceptions; the rights of parties in possession pursuant to the lease defined in paragraph 11 below; all matters of public record; and other items disclosed to Buyer during the Review Period.


      Buyer shall be allowed five (5) days after receipt of said commitment for examination and the making of any objections to marketability thereto, said objections to be made in writing or deemed waived. If any objections are so made, the Seller shall be allowed eighty (80) days to make such title marketable or in


Buyer Initial: /s/ GRJ  /s/ ALR
Purchase Agreement for Marie Callender Pie Shops, Inc., Gresham, OR



the alternative to obtain a commitment for insurable title insuring over Buyer's objections. If Seller shall decide to make no efforts to make title marketable, or is unable to make title marketable or obtain insurable title, (after execution by Buyer of such documents reasonably requested by Seller to evidence the termination hereof) this Agreement shall be null and void and of no further force and effect. Seller has no obligation to spend any funds or make any effort to satisfy Buyer's objections, if any.

      Pending satisfaction of Buyer's objections, the payments hereunder required shall be postponed, but upon satisfaction of Buyer's objections and within ten (10) days after written notice of satisfaction of Buyer's objections to the Buyer, the parties shall perform this Agreement according to its terms.

9. CLOSING COSTS. Seller will pay one-half of escrow fees, the cost of the title commitment and any brokerage commissions payable. The Buyer will pay the cost of issuing a Standard Owners Title Insurance Policy in the full amount of the purchase price, if Buyer shall decide to purchase the same. Buyer will pay all recording fees, transfer taxes and clerk's fees imposed upon the recording of the deed, one-half of the escrow fees, and the cost of an update to the Survey in Seller's possession (if an update is required by Buyer.) Each party will pay its own attorney's fees and costs to document and close this transaction.

10.  REAL ESTATE TAXES, SPECIAL ASSESSMENTS AND PRORATIONS.

(a)   Because  the Entire Property (of which the  Property  is  a part) is subject to a triple net lease (as further set forth in paragraph 11(a)(i), the parties acknowledge that there shall be no need for a real estate tax proration. However, Seller represents that to the best of its knowledge, all real estate taxes and installments of special assessments due and payable in all years prior to the year of Closing have been paid in full. Unpaid real estate taxes and unpaid levied and pending special assessments existing on the date of Closing shall be the responsibility of Buyer and Seller in proportion to their respective Tenant in Common interests, pro-rated, however, to the date of closing for the period prior to closing, which shall be the responsibility of Seller if Tenant shall not pay the same. Seller and Buyer shall likewise pay all taxes due and payable in the year after Closing and any unpaid installments of special assessments payable therewith and thereafter, if such unpaid levied and pending special assessments and real estate taxes are not paid by any tenant of the Entire Property.

(b) All income and all operating expenses from the Entire Property shall be prorated between the parties and adjusted by them as of the date of Closing. Seller shall be entitled to all income earned and shall be responsible for all expenses incurred prior to the date of Closing, and Buyer shall be entitled to its proportionate share of all income earned and shall be responsible for its proportionate share of all operating expenses of the Entire Property incurred on and after the date of closing.


Buyer Initial: /s/ GRJ  /s/ ALR
Purchase Agreement for Marie Callender Pie Shops, Inc., Gresham, OR


11.  SELLER'S REPRESENTATION AND AGREEMENTS.

      (a) Seller represents and warrants as of this date that:

Except for the Lease Agreement in existence between AEI Real Estate Fund 85-A Limited Partnership (as "Landlord") and Marie Callender Pie Shops, Inc. ("Tenant"), dated September 28, 1999, Seller is not aware of any leases of the Property. The above referenced lease agreement also includes a first right of refusal to purchase leased premises in favor of the Tenant as set forth in Article 34 of said lease agreement, which right shall apply to any attempted disposition of the Property by Buyer after this transaction.

It is not aware of any pending litigation or condemnation proceedings against the Property or Seller's interest in the Property.

Except as previously disclosed to Buyer and as permitted in paragraph (b) below, Seller is not aware of any contracts Seller has executed that would be binding on Buyer after the closing date.

(b) Provided that Buyer performs its obligations when required, Seller agrees that it will not enter into any new contracts that would materially affect the Property and be binding on Buyer after the Closing Date without Buyer's prior consent, which will not be unreasonably withheld. However, Buyer acknowledges that Seller retains the right both prior to and after the Closing Date to freely transfer all or a portion of Seller's remaining undivided interest in the Entire Property, provided such sale shall not encumber the Property being purchased by Buyer in violation of the terms hereof or the contemplated Co-Tenancy Agreement.

12.  DISCLOSURES.

(a) Seller has not received any notice of any material, physical, or mechanical defects of the Entire Property, including without limitation, the plumbing, heating, air conditioning, ventilating, electrical system. To the best of Seller's knowledge without inquiry, all such items are in good operating condition and repair and in compliance with all applicable governmental, zoning, and land use laws, ordinances, regulations and requirements. If Seller shall receive any notice to the contrary prior to Closing, Seller will inform Buyer prior to Closing.

(b) Seller has not received any notice that the use and operation of the Entire Property is not in full compliance with applicable building codes, safety, fire, zoning, and land use laws,  and  other  applicable  local,  state  and  federal  laws, ordinances, regulations and requirements. If Seller shall receive any notice to the contrary prior to Closing, Seller will inform Buyer prior to Closing.

(c) Seller knows of no facts nor has Seller failed to disclose to Buyer any fact known to Seller which would prevent the Tenant from using and operating the Entire Property after the Closing in the manner in which the Entire Property has been used and operated prior to the date of this Agreement. If Seller shall receive any notice to the contrary prior to Closing, Seller will inform Buyer prior to Closing.



Buyer Initial: /s/ GRJ  /s/ ALR
Purchase Agreement for Marie Callender Pie Shops, Inc., Gresham, OR


(d) Seller has not received any notice that the Entire Property is in violation of any federal, state or local law, ordinance, or regulations relating to industrial hygiene or the environmental conditions on, under, or about the Entire Property, including, but not limited to, soil, and groundwater conditions. To the best of Seller's knowledge, there is no proceeding or inquiry by any governmental authority with respect to the presence of Hazardous Materials on the Entire Property or the migration of Hazardous Materials from or to other property. Buyer agrees that Seller will have no liability of any type to Buyer or Buyer's successors, assigns, or affiliates in connection with any Hazardous Materials on or in connection with the Entire Property either before or after the Closing Date, except such Hazardous Materials on or in connection with the Entire Property arising out of Seller's gross negligence or intentional misconduct. If Seller shall receive any notice to the contrary prior to Closing, Seller will inform Buyer prior to Closing.

(e) BUYER AGREES THAT IT SHALL BE PURCHASING THE PROPERTY IN ITS THEN PRESENT CONDITION, AS IS, WHERE IS, AND SELLER HAS NO OBLIGATIONS TO CONSTRUCT OR REPAIR ANY IMPROVEMENTS THEREON OR TO PERFORM ANY OTHER ACT REGARDING THE PROPERTY, EXCEPT AS EXPRESSLY PROVIDED HEREIN.

(f) BUYER ACKNOWLEDGES THAT, HAVING BEEN GIVEN THE OPPORTUNITY TO INSPECT THE ENTIRE PROPERTY AND SUCH FINANCIAL INFORMATION ON THE LESSEE AND GUARANTORS OF THE LEASE AS BUYER OR ITS ADVISORS SHALL REQUEST, IF IN SELLER'S POSSESSION, BUYER IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE PROPERTY AND NOT ON ANY
INFORMATION PROVIDED BY SELLER OR TO BE PROVIDED EXCEPT AS SET FORTH HEREIN. BUYER FURTHER ACKNOWLEDGES THAT THE INFORMATION PROVIDED AND TO BE PROVIDED BY SELLER WITH RESPECT TO THE PROPERTY, THE ENTIRE PROPERTY AND TO THE LESSEE AND GUARANTORS OF LEASE WAS OBTAINED FROM A VARIETY OF SOURCES AND SELLER NEITHER
(A) HAS MADE INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION, OR (B) MAKES ANY REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION EXCEPT AS HEREIN SET FORTH. THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE ON AN "AS IS" BASIS, AND BUYER EXPRESSLY ACKNOWLEDGES THAT, IN
CONSIDERATION OF THE AGREEMENTS OF SELLER HEREIN, EXCEPT AS OTHERWISE SPECIFIED HEREIN IN PARAGRAPH 11(A) AND (B) ABOVE AND THIS PARAGRAPH 12, SELLER MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF CONDITION, HABITABILITY, TENANTABILITY, SUITABILITY FOR COMMERCIAL PURPOSES, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE, IN RESPECT OF THE PROPERTY.

The provisions (d) - (f) above shall survive Closing.

13.  CLOSING.

(a) Before the closing date, Seller will deposit into escrow an executed special warranty deed warranting title against lawful claims by, through, or under a conveyance from Seller, but not further or otherwise, conveying insurable title of the Property to Buyer, subject to the exceptions contained in paragraph 8 above.


Buyer Initial: /s/ GRJ  /s/ ALR
Purchase Agreement for Marie Callender Pie Shops, Inc., Gresham, OR



(b) On or before the closing date, Buyer will deposit into escrow: the Purchase Price when required under Section 4 and any additional funds required of Buyer, (pursuant to this agreement or any other agreement executed by Buyer) to close escrow. Both parties will sign and deliver the Co-Tenancy Agreement, and deliver to the escrow holder any other documents reasonably required by the escrow holder to close escrow.

(c) On the closing date, if escrow is in a position to close, the escrow holder will: record the deed in the official records of the county where the Property is located; cause the title company to commit to issue the title policy; immediately deliver to Seller the portion of the purchase price deposited into escrow by cashier's check or wire transfer (less debits and prorations, if any); deliver to Seller and Buyer a signed counterpart of the escrow holder's certified closing statement and take all other actions necessary to close escrow.

14. DEFAULTS. If Buyer defaults, Buyer will forfeit all rights and claims and Seller will be relieved of all obligations and will be entitled to retain all monies heretofore paid by the Buyer. In addition, Seller shall retain all remedies available to Seller at law or in equity.

     If Seller shall default, Buyer irrevocably waives any rights to file a lis pendens, a specific performance action or any other claim, action or proceeding of any type in connection with the Property or this or any other transaction involving the Property, and will not do anything to affect title to the Property or hinder, delay or prevent any other sale, lease or other transaction involving the Property (any and all of which will be null and void), unless: it has deposited the Purchase Price into escrow, performed all of its other obligations and satisfied all conditions under this Agreement, and unconditionally notified Seller that it stands ready to tender full performance, purchase the Property and close escrow as per this Agreement, regardless of any alleged default or misconduct by Seller. Provided, however, that in no event shall Seller be liable for any actual, punitive, consequential or speculative damages arising out of any default by Seller hereunder.

15.  BUYER'S REPRESENTATIONS AND WARRANTIES.

a.  Buyer represents and warrants to Seller as follows:

(i) In addition to the acts and deeds recited herein and contemplated to be performed, executed, and delivered by Buyer, Buyer shall perform, execute and deliver or cause to be performed, executed, and delivered at the Closing or after the Closing, any and all further acts, deeds and assurances as Seller or the Title Company may require and be reasonable in order to consummate the transactions contemplated herein.

(ii) Buyer has all requisite power and authority to consummate the transaction contemplated by this Agreement and has by proper proceedings duly authorized the execution and delivery of this Agreement and the consummation of the transaction contemplated hereby.

(iii) To Buyer's knowledge, neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will violate or be in conflict with (a) any applicable provisions of law, (b) any order of any court or other agency of government having jurisdiction hereof, or (c) any



Buyer Initial: /s/ GRJ  /s/ ALR
Purchase Agreement for Marie Callender Pie Shops, Inc., Gresham, OR



agreement or instrument to which Buyer is a party or by which Buyer is bound.

16.  DAMAGES, DESTRUCTION AND EMINENT DOMAIN.

(a) If, prior to closing, the Property or any part thereof be destroyed or further damaged by fire, the elements, or any cause, due to events occurring subsequent to the date of this Agreement to the extent that the cost of repair exceeds $10,000.00, this Agreement shall become null and void, at Buyer's option exercised, if at all, by written notice to Seller within ten (10) days after Buyer has received written notice from Seller of said destruction or damage. Seller, however, shall have the right to adjust or settle any insured loss until (i) all contingencies set forth in Paragraph 6 hereof have been satisfied, or waived; and
(ii) any ten-day period provided for above in this Subparagraph 16a for Buyer to elect to terminate this Agreement has expired or Buyer has, by written notice to Seller, waived Buyer's right to terminate this Agreement. If Buyer elects to proceed and to consummate the purchase despite said damage or destruction, there shall be no reduction in or abatement of the purchase price, and Seller shall assign to Buyer the Seller's right, title, and interest in and to all insurance proceeds (pro-rata in relation to the Entire Property) resulting from said damage or destruction to the extent that the same are payable with respect to damage to the Property, subject to rights of any Tenant of the Entire Property.

If the cost of repair is less than $10,000.00, Buyer shall be obligated to otherwise perform hereinunder with no adjustment to the Purchase Price, reduction or abatement, and Seller shall assign Seller's right, title and interest in and to all insurance proceeds pro-rata in relation to the Entire Property, subject to rights of any Tenant of the Entire Property.

(b) If, prior to closing, the Property, or any part thereof, is taken by eminent domain, this Agreement shall become null and void, at Buyer's option. If Buyer elects to proceed and to consummate the purchase despite said taking, there shall be no reduction in, or abatement of, the purchase price, and Seller shall assign to Buyer the Seller's right, title, and interest in and to any award made, or to be made, in the condemnation proceeding pro-rata in relation to the Entire Property, subject to rights of any Tenant of the Entire Property.

      In the event that this Agreement is terminated by Buyer as provided above in Subparagraph 16a or 16b, the Buyer agrees to execute such documents reasonably requested by Seller to evidence the termination hereof.

17.  BUYER'S 1031 TAX FREE EXCHANGE.

      While Seller acknowledges that Buyer is purchasing the Property as "replacement property" to accomplish a tax free exchange, Buyer acknowledges that Seller has made no representations, warranties, or agreements to Buyer or Buyer's agents that the transaction contemplated by the Agreement will qualify for such tax treatment, nor has there been any reliance thereon by Buyer respecting the legal or tax implications of the transactions contemplated hereby. Buyer further represents that it has sought and obtained such third party advice and counsel as it deems necessary in regards to the tax implications of this transaction.


Buyer Initial: /s/ GRJ  /s/ ALR
Purchase Agreement for Marie Callender Pie Shops, Inc., Gresham, OR


      Buyer wishes to novate/assign the ownership rights and interest of this Purchase Agreement to Starker Services, Inc. who will act as Accommodator to perfect the 1031 exchange by preparing an agreement of exchange of Real Property whereby Starker Services, Inc. will be an independent third party purchasing the ownership interest in subject property from Seller and selling the ownership interest in subject property to Buyer under the same terms and conditions as documented in this Purchase Agreement. Buyer asks the Seller, and Seller agrees to cooperate in the perfection of such an exchange if at no additional cost or expense to Seller or delay in time. Buyer hereby indemnifies and holds Seller harmless from any claims and/or actions resulting from said exchange. Pursuant to the direction of Starker Services, Inc., Seller will deed the property to Buyer.

18.  CANCELLATION

If any party elects to cancel this Contract because of any breach by another party or because escrow fails to close by the agreed date, the party electing to cancel shall deliver to escrow agent a notice containing the address of the party in breach and stating that this Contract shall be cancelled unless the breach is cured within 13 days following the delivery of the notice to the escrow agent. Within three days after receipt of such notice, the escrow agent shall send it by United States Mail to the party in breach at the address contained in the Notice and no further notice shall be required. If the breach is not cured within the 13 days following the delivery of the notice to the escrow agent, this Contract shall be cancelled.

19.  MISCELLANEOUS.

(a) This Agreement may be amended only by written agreement signed by both Seller and Buyer, and all waivers must be in writing and signed by the waiving party. Time is of the essence. This Agreement will not be construed for or against a party whether or not that party has drafted this Agreement. If there is any action or proceeding between the parties relating to this Agreement the prevailing party will be entitled to recover attorney's fees and costs. This is an integrated agreement containing all agreements of the parties about the Property and the other matters described, and it supersedes any other agreements or understandings. Exhibits attached to this Agreement are incorporated into this Agreement.

(b) If this escrow has not closed by March 29, 2002, through no fault of Seller, Seller may either, at its election, extend the closing date or exercise any remedy available to it by law, including terminating this Agreement.

(c) Funds to be deposited or paid by Buyer must be good and clear funds in the form of cash, cashier's checks or wire transfers.

(d) All notices from either of the parties hereto to the other shall be in writing and shall be considered to have been duly given or served if sent by first class certified mail, return receipt requested, postage prepaid, or by a nationally recognized courier service guaranteeing overnight delivery to the party at



Buyer Initial: /s/ GRJ  /s/ ALR
Purchase Agreement for Marie Callender Pie Shops, Inc., Gresham, OR



his or its address set forth below, or to such other address as such party may hereafter designate by written notice to the other party.


If to Seller:

     AEI Real Estate Fund 85-A Limited Partnership
     1300 Minnesota World Trade Center
     30 East Seventh Street
     St. Paul, MN 55101-4901

If to Buyer:

     Giovanna Lukes Rendall
     209 West Frances Willard Avenue
     Chico, CA 95926


(e) THE PROPERTY DESCRIBED IN THIS INSTRUMENT MAY NOT BE WITHIN A FIRE PROTECTION DISTRICT PROTECTING STRUCTURES. THE PROPERTY IS SUBJECT TO LAND USE LAWS AND REGULATIONS, WHICH, IN FARM OR FOREST ZONES, MAY NOT AUTHORIZE CONSTRUCTION OR SITING OF A RESIDENCE AND WHICH LIMIT LAWSUITS AGAINST FARMING OR FOREST PRACTICES AS DEFINED IN ORS 30.930 IN ALL ZONES. BEFORE SIGNING OR ACCEPTING THIS INSTRUMENT, THE PERSON ACQUIRING THE FEE TITLE TO THE PROPERTY SHOULD CHECK WITH THE APPROPRIATE CITY OR COUNTY PLANNING DEPARTMENT TO VERIFY APPROVED USES AND EXISTENCE OF FIRE PROTECTION FOR STRUCTURES.


When accepted, this offer will be a binding agreement for valid and sufficient consideration which will bind and benefit Buyer, Seller and their respective successors and assigns. Buyer is submitting this offer by signing a copy of this offer and delivering it to Seller. Seller has five (5) business days from receipt within which to accept this offer.

      This Agreement shall be governed by, and interpreted in accordance with, the laws of the state of Oregon.



Buyer Initial: /s/ GRJ  /s/ ALR
Purchase Agreement for Marie Callender Pie Shops, Inc., Gresham, OR



      IN WITNESS WHEREOF, the Seller and Buyer have executed this Agreement effective as of the day and year above first written.

BUYER:    Giovanna Lukes Rendall


          By: /s/ Giovanna R Jackson POA               Autonnia L Rendall
                  Giovanna R. Jackson as Power                        POA
                  of Attorney for Giovanna Lukes Rendall

          WITNESS:

          /s/ Alan R Lotsperch                         /s/ Wilma Sollars

              Alan R Lotsperch                             Wilma Sollars
               (Print Name)




Buyer Initial: /s/ GRJ  /s/ ALR
Purchase Agreement for Marie Callender Pie Shops, Inc., Gresham, OR




SELLER:   AEI Real Estate Fund 85-A Limited Partnership

          By: Net Lease Management 85-A, Inc., its corporate
              general partner

          By: /s/ Robert P Johnson
                  Robert P. Johnson, President


     WITNESS:

     /s/ Debra Jochum

         Debra Jochum
         (Print Name)




Buyer Initial: /s/ GRJ  /s/ ALR
Purchase Agreement for Marie Callender Pie Shops, Inc., Gresham, OR




                           EXHIBIT "A"

                        Legal Description
                        (Gresham, Oregon)


     PARCEL 1

     A  tract  of  land located in the J.P. Powell donation  Land
     Claim  in Section 3, Township 1 South, Range 3 East  of  the
     Willamette  Meridan,  in  the City  of  Gresham,  County  of
     Multnomah and State of Oregon.

     Beginning at the intersection of the Northerly right-of-way of SE Burnside Road, with the Westerly right-of-way of SE 223rd Avenue, said point being 60 feet from the center line of SE Burnside Road (county Road No. 2063) and 45 feet from the center line of SE 223rd Avenue (County Road No 3807); thence along the Northerly right-of-way line of SE Burnside Road along the arc of a 11,400 foot radius curve to the right, an arc distance of 42.88 feet of which the long chord bears right, an arc distance of 42.88 feet of which the long chord bears North 67 10' 52" West; thence North 67 04' 24" West 431.12 feet to the true point of beginning of the hereinafter described land; thence North 67 04' 24" West along the Northerly right-of-way line of SE Burnside Road, a distance of 166.00 feet; thence North 22 55' 36" East 314.07 feet to a point on the Southwesterly right-of-way line of SE 223rd Avenue; thence along the Southwesterly line of SE 223 rd Avenue 93.85 feet along the arc of a 761.20 foot radius curve to the left through a central angle of 7 03' 50" (the long chord bears South 39 08' 00" East 93.79 feet); thence along said Southwest right-of-way line South 42 39' 55" East
     148.41 feet; thence South 22 55' 36" West 96.80 feet; thence North 67 04' 24" West 52.00 feet; thence South 22 55' 36" West 112.00 feet to the true point of beginning.

     PARCEL II

     A   nonexclusive  easement  for  vehicular  and   pedistrian
     ingress, egress and access to and use of parking spaces as set forth in Easement Agreement recorded October 29, 1997 in Fee No. 97 167113, over the following described land:

     A portion of land located within a parcel, being described by Deed recorded in Book 2417, Page 1767, Multnomah County Deed Records; said parcel being in the Southwest one-quarter of Section 3, township 1 South, Range 3 East, in the City of Gresham, County of Multnomah and State of Oregon, said portion being more particularly described as follows;

     Beginning at a point being the most Southwesterly corner of said parcel, said point also being on the Northerly right-of-way line of S.E. Burnside Street; thence leaving said Northerly right-of-way line North 22 55' 36" East 112.00 feet; thence South 67 04' 24" East 10.99 feet; thence south 22 55' 36" West 112.00 feet to said Northerly right-of-way line; thence tracing said Northerly right-of-way line North 67 04' 24" West 10.99 feet to the point of beginning.

     TOGETHER WITH a portion that begins at a point that bears South 22 55' 36" West 31.67 feet from the most Northerly corner of said parcel; thence South 45 45' 15" East 60.92 feet; thence North 52 37' 55" East 25.65 feet to the Southerly right-of-way line of N.W. Fairview Drive; thence tracing said Southerly right-of-way line South 42 39' 55" East 30.18 feet; thence leaving said Southerly right-of-way line South 52 23' 08" West 16.19 feet; thence South 36 54' 33" West 115.27 feet; thence South 6 05' 13" East 22.82 feet; thence south 36 41' 37" West 19.45 feet to the Northerly right-of-way line of S.E. Burnside Street; thence tracing said Northerly right-of-way line North 67 04' 24" West 32.95 feet; thence leaving said Northerly right-of-way line North 36 42' 41" East 4.70 feet; thence North 16 02; 36" East 31.02 feet; thence North 37 24' 30" East 95.12 feet; thence North 45 02' 30" West 60.20 feet; thence North 22 55' 36" East 27.11 feet to the point of beginning.